EXHIBIT 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                               232A ROYAL PALM WAY
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942



November 14, 2002



Elva International, Inc.
West Palm Beach, FL   33401


Gentlemen:

We are unable to complete the review of the financial statements of Elva International, Inc. as of September 30, 2002 and for the quarter then ended in time for the Company's Form 10-QSB to be filed timely, due to unforseen circumstances.


Sincerely,

/s/ Durland & Company, CPAs, P.A.
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Durland & Company, CPAs, P.A.



SHD/dhl